Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-286336

CALAMOS AKSIA HEDGED STRATEGIES FUND

(the “Fund”)

Supplement dated February 20, 2026

to the Fund’s Prospectus and Statement of Additional Information dated September 30, 2025

This supplement updates certain information contained in the Fund’s prospectus and statement of additional information and should be attached to the prospectus and statement of additional information, as applicable, and retained for future reference.

Capitalized terms not defined herein have the same meaning as in the Fund’s prospectus and statement of additional information, as applicable.

The Board of Trustees of the Fund has approved the appointment of U.S. Bancorp Fund Services, LLC (“US Bank”) as the Fund’s transfer agent. Such appointment is expected to take effect within the first calendar quarter of 2026. Upon this change, the Fund will revise its prospectus and statement of additional information to replace all references to State Street Bank and Trust Company as the transfer agent and dividend paying agent with appropriate references to US Bank.

There are no other changes to the prospectus or statement of additional information.

Please keep this Supplement for future reference.